UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 4, 2011
WRIGHT MEDICAL GROUP, INC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32883	13-4088127

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

5677 Airline Road,	38002
Arlington, Tennessee

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1

Item 2.02 Results of Operations and Financial Condition.
     On April 5, 2011, Wright Medical Group, Inc. (the “Company”) announced that it believes its adjusted earnings per share (both including and excluding stock based expense) and revenue for the quarter ended March 31, 2011, when reported, will be in line with current consensus estimates. The Company’s press release is attached hereto as Exhibit 99.1.
     The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 5, 2011, the Company announced that its Board of Directors elected David D. Stevens, the Chairman of its Board of Directors, as President and Chief Executive Officer, effective April 4, 2011. Mr. Stevens replaced Gary D. Henley, who resigned as President and Chief Executive Officer, and as a director, of the Company effective April 4, 2011. The Board has initiated a CEO search and succession process. Mr. Stevens is not a candidate in that process, and the Board expects that Mr. Stevens will serve on an interim basis only, until that process is complete and a new President and Chief Executive Officer is selected. Mr. Stevens remains as Chairman of the Board.
     Mr. Stevens, age 57, has been a Company director since 2004. He has been a private investor since 2006. Mr. Stevens was the Chief Executive Officer of Accredo Health Group, Inc., a subsidiary of Medco Health Solutions, Inc., from 2005 to 2006. He was the Chairman of the Board and Chief Executive Officer of Accredo Health, Inc. from 1996 to 2005. Mr. Stevens was the President and Chief Operating Officer of the predecessor companies of Accredo Health from their inception in 1983 until 1996. He is a director of Medco Health Solutions, Inc. and Thomas & Betts Corporation, both public companies.
     The Board has not yet established any compensation arrangements for Mr. Stevens’ service as interim president and chief executive officer.
     Mr. Henley resigned without “Good Reason” under his Employment Agreement dated April 2, 2009, as amended. As a result, the Company will have no further obligations to Mr. Henley under the Employment Agreement, other than the obligations described in Section 9.5 thereof. In general, the Company will be obligated to pay Mr. Henley accrued salary earned through April 4, 2011 and the value of accrued but untaken vacation, and to reimburse him for unreimbursed business expenses, but Mr. Henley is not entitled to severance pay under the Employment Agreement.
     The employment of Frank S. Bono, Senior Vice President and Chief Technology Officer, was terminated by the Board for cause effective April 4, 2011.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP, INC.

Date: April 5, 2011	By:	/s/ Lance A. Berry

Name: Lance A. Berry
Title: Senior Vice President & Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Board of Directors of Wright Medical Group, Inc. Appoints Chairman David D. Stevens as Interim CEO” issued by the Company on April 5, 2011 (This exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed)